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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report incorporated by reference in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2001, as amended, and appearing in Amkor Technology Inc.'s Form 8-K dated March 29, 2002 and as amended as of October 29, 2002.


/s/ Siana Carr & O'Connor, LLP
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Siana Carr & O'Connor, LLP

Paoli, Pennsylvania

October 29, 2002